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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-41806 of ITT Industries, Inc. on Form S-8 of our report dated June 18, 2004, October 27, 2004, as to Note 1 to the supplemental schedule (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 1 to the supplemental schedule), appearing in this Annual Report on Form 11-K/A of ITT Industries Investment and Savings Plan for Salaried Employees for the year ended December 31, 2003.


Stamford, Connecticut
October 27, 2004